Exhibit 10.2
Restricted Stock Agreement

FOURTH AMENDED AND RESTATED REVLON, INC. STOCK PLAN

This RESTRICTED STOCK AGREEMENT (this "Agreement") is entered into between REVLON, INC., a Delaware corporation ("Revlon" and, together with Revlon's affiliates, the "Company"), and the employee of the Company to which this Agreement relates (the "Grantee"), subject to the Grantee's acceptance of this Agreement.
Revlon's Compensation Committee (the "Committee") has determined that the objectives of the Fourth Amended and Restated Revlon, Inc. Stock Plan, as amended (the "Plan"), will be furthered by granting to the Grantee shares of Revlon, Inc. Class A common stock ("Common Stock"), subject to certain restrictions, upon the terms and conditions hereinafter contained ("Restricted Stock" or the "Restricted Stock Award"). This Restricted Stock Agreement evidences the Restricted Stock Grant described on Schedule 1.
In consideration of the foregoing and of the mutual undertakings set forth in this Agreement, the Company and the Grantee agree as follows:
SECTION 1. Notice of Grant; Number of Shares. Subject to Section 10 of this Agreement, the Company hereby grants to the Grantee the number of shares of Restricted Stock set forth on Schedule 1. Grantee shall also receive a notice of grant from the Company which accompanies the electronic distribution of this Agreement or the online award summary referred to therein (the "Notice of Grant"). The Grantee shall not be required to make any payment for the Restricted Stock.

SECTION 2. Restrictions.

(a) Lapse of Restrictions. Subject to the Plan and the other terms of this Agreement, for so long as the Restricted Stock Award shall not be cancelled pursuant to the terms of the Plan or this Agreement, the restrictions relating to the Restricted Stock Award which is the subject of this Agreement shall lapse as set forth on Schedule 1, which is the vesting schedule for this grant established by the Committee.

(b) Transfer Agent Action Upon Lapse of Restrictions. Upon the grant of the Restricted Stock, the Company shall promptly instruct its transfer agent to record the Restricted Stock as the property of the Grantee, subject to restrictions. Upon the lapse of restrictions relating to the shares of Restricted Stock, as set forth in Section 2 hereof, the Company shall promptly instruct its transfer agent to eliminate any notation of the restrictions with respect to the vested shares and to record such vested shares as outstanding, with no restrictions.

(c) Limitations on the Sale of Vested Shares. The Grantee may sell, assign and/or transfer the vested portion of the shares of Restricted Stock granted pursuant to this Agreement, in whole or in part, provided that the Grantee has obtained the Committee's prior consent, which consent shall not be unreasonably withheld or delayed, and Grantee complies with procedures set forth in the Company's employee trading policy. Unless the Committee otherwise determines, the Grantee shall not have the right to pledge, hypothecate or encumber the shares of Restricted Stock granted pursuant to this Agreement, regardless of whether such shares have vested. Any attempt to dispose of these shares in contravention of such restrictions shall be null and void and without effect.

SECTION 3. Voting; Dividends. Prior to the date that restrictions lapse pursuant to Section 2 of this Agreement, the Grantee shall have no right to vote and no right to receive dividends or other distributions with respect to the Restricted Stock. Subject to the restrictions set forth in the Plan and this Agreement, from and after the date that restrictions lapse pursuant to Section 2 of this Agreement, the Grantee shall possess all incidents of ownership of the shares of Restricted Stock granted hereunder, including the right to receive dividends with respect to such shares of Restricted Stock and the right to vote such shares of Restricted Stock, but only with respect to the shares of Restricted Stock for which such restrictions have lapsed pursuant to Section 2 hereof.
SECTION 4. Taxes. The Grantee shall be responsible for paying to the Company promptly upon request, and in any event at the time the Grantee recognizes taxable income in respect of the Restricted Stock Award (which would include the date when any shares of Restricted Stock vest pursuant to Section 2 hereof), an amount equal to the taxes, if any, the Company determines it is required to withhold under applicable tax laws with respect to the Restricted Stock, in the manner of payment prescribed by the Company. Notwithstanding the foregoing, unless and until the Company, in its discretion, allows or prescribes an alternate method of tax withholding upon notice to the Grantee prior to any given vesting date hereunder, the Company shall satisfy its applicable tax withholding obligations associated with the Restricted Stock by withholding from delivery upon the lapse of restrictions shares of Common Stock having a fair market value (determined as of the date as to which the amount of tax to be withheld is determined) equal to the amount of taxes which the Company determines it is required to withhold under applicable tax laws. The Grantee further agrees and acknowledges that all other taxes, duties and fees related to the Restricted Stock must be paid directly by the Grantee to the appropriate authorities, and that the Company may offset against any future compensation, earnings, bonus, expense reimbursements or incentive compensation of any kind amounts necessary to cover any tax withholding obligations of the Company associated with the Restricted Stock which have not been accounted for in a manner satisfactory to the Company, to the extent permissible under applicable law, including Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"). The Grantee may not make an election pursuant to Section 83(b) of the Code, with respect to the grant of any shares of Restricted Stock hereunder.
SECTION 5. Termination of Employment.

(a) Effective as of the date of the Grantee's termination of employment with the Company for any reason, all Restricted Stock which is unvested or as to which all restrictions have not lapsed as provided in Section 2 of this Agreement shall be cancelled, except as specified in Schedule I or to the extent the Committee may otherwise determine.
(b) Nothing in the Plan or this Agreement shall confer upon the Grantee or any other person the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of the Grantee or any other person.

SECTION 6. Plan Provisions to Prevail. This Agreement shall be subject to all of the terms and provisions of the Plan, as may be amended from time to time, which are incorporated hereby and made a part hereof, including, without limitation, the provisions of Section 2.9(c) of the Plan (generally prohibiting the sale of shares not owned or immediately issuable and failure to duly deliver shares in settlement), including Section 3.8(c) of the Plan (generally relating to waivers of claims to continued exercise or vesting of awards, damages and severance entitlements related to non-continuation of awards), Section 3.2 of the Plan (generally relating to consents required by securities and other laws), Section 3.5 of the Plan (relating to changes in capitalization) and Section 3.11 of the Plan (generally relating to the effects of certain reorganizations and other extraordinary transactions). Any term defined in the Plan shall have the same meaning in this Agreement. In the event there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern. In the event there is any inconsistency regarding the details of the grant between the records or communications of the Company's outside Stock Plan Administrator and the resolutions and/or minutes of the Committee authorizing the award(s) subject to this Agreement, the Committee's records shall prevail over the records, communications, databases and online summaries or presentations of those grant details furnished or maintained by the Company's outside Stock Plan Administrator.

SECTION 7. Grantee's Acknowledgment. By entering into this Agreement, the Grantee agrees and acknowledges that (a) he/she has received, read and understood a copy of the Plan, and this Agreement and accepts the shares of Restricted Stock upon all of the terms thereof, and (b) that no member of the Committee shall be liable for any Plan Action (as defined in the Plan), including without limitation any action or determination made in good faith with respect to the Plan or any award thereunder or under this Agreement. The Grantee has reviewed with his or her own advisors the tax and other consequences of the transactions contemplated by this Agreement. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to all matters of this Agreement.

SECTION 8. Nontransferability Prior to Vesting. In addition to the provisions of Section 2(c) of this Agreement, no shares of Restricted Stock granted to the Grantee under this Agreement shall be assignable or transferable by the Grantee (voluntarily or by operation of law) prior to the lapse of restrictions set forth in the Plan and this Agreement, other than by will or by the laws of descent and distribution.

SECTION 9. Legend on Certificates. The Grantee agrees that any certificate issued for shares of Restricted Stock prior to the lapse of any outstanding restrictions shall be inscribed with substantially the following legend:

This certificate and the shares of stock represented hereby are subject to the terms and conditions, including forfeiture provisions and restrictions against transfer, contained in the Fourth Amended and Restated Revlon, Inc. Stock Plan, as amended from time to time, and an agreement entered into between the registered owner and Revlon, Inc. (the "Restrictions"). Any attempt to dispose of these shares in contravention of the Restrictions, including by way of sale, assignment, transfer, pledge, hypothecation, encumbrance or otherwise, shall be null and void and without effect.

SECTION 10. Conditions. Notwithstanding anything contained in this Agreement to the contrary the grant of the award pursuant to Section 1 hereof is conditioned upon and subject to the Grantee's execution and delivery to the Company of an executed copy of this Agreement (which may be electronically accepted by the Grantee pursuant to processes prescribed by the Company).

SECTION 11. Notices. Any notice to be given to the Company hereunder shall be in writing and shall be addressed to the Company's General Counsel at her then current Revlon email address. Any notice to be given to the Grantee hereunder shall be in writing and shall be addressed to the Grantee at the address set forth below, or at such other address as the Grantee may hereafter designate to the Company by notice as provided herein, or at such other address of the Grantee on file with the Company's human resource or payroll records, whichever is later communicated. Subject to the foregoing, notices hereunder shall be deemed to have been duly given when sent by email or personal delivery, or three business days following delivery by registered or certified mail, or on the next business day if sent via overnight courier, in each case to the party entitled to receive the same in the manner provided in this Section 11.

SECTION 12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent set forth in Section 3.3 of the Plan and Section 8 of this Agreement, the Grantee's heirs and personal representatives.
SECTION 13. Governing Law. This Agreement shall be governed by the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

SECTION 14. Modifications to Agreement; Waivers. Subject to the other provisions of this Agreement, this Agreement may not be altered, modified, changed or discharged, except by a writing signed by or on behalf of both Revlon and the Grantee. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.
SECTION 15. Other Company Actions. Nothing contained in this Agreement shall be construed to prevent the Company from taking any action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Restricted Stock Award granted under this Agreement. Neither the Grantee nor any other person shall have any claim against the Company as a result of any such action.
SECTION 16. Committee Authority. The Committee shall have full authority to interpret, construe and administer the terms of this Agreement in its sole discretion. The determination of the Committee as to any such matter of interpretation, construction or administration shall be final, binding and conclusive on all parties.
SECTION 17. No Violation of Securities Laws; Securities Trading Policy.

(a) The Company shall not be obligated to make any payment hereunder if such payment, in the opinion of counsel for the Company, would violate any applicable securities laws. The Company shall be under no obligation to register any shares of Common Stock or any other property pursuant to any securities laws on account of the transactions contemplated by this Agreement.
(b) In addition to the provisions of Section 2(c) of this Agreement, the Grantee understands and agrees that under the Company's Confidentiality of Information and Securities Trading Policy, as is in effect from time to time, a copy of which is available upon request from the Company's General Counsel (the "Trading Policy"), employees and Directors of the Company, including Grantees of restricted stock, may be restricted from selling shares of restricted stock after the restrictions lapse and during certain "restricted periods." As of the date of this Agreement, the "restricted periods" commence on the first day of each fiscal quarter of the Company (i.e., April 1, July 1, October 1 and January 1) and continue until two business days after the public release of the Company's earnings for the prior quarter (under the Trading Policy, these periods may change from time to time, and the Company may impose other restricted trading periods due to special circumstances).
SECTION 18. Severability. Notwithstanding any other provision of this Agreement, if any provision of this Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the sole discretion of the Committee, materially altering the intent of the Agreement, such provision shall be stricken as to such jurisdiction or person, and the remainder of the Agreement shall remain in full force and effect.

SECTION 19. Headings. The headings of sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Agreement.
SECTION 20. Fractional Shares. Unless and until the Committee in its sole discretion determines otherwise, no fractional shares of Common Stock shall be issued or delivered pursuant to this Agreement, and unless and until the Committee in its sole discretion determines that cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares, any rights to any fractional share shall be canceled, terminated or otherwise eliminated, without payment of any consideration.
SECTION 21. Entire Agreement. This Agreement (together with Schedule 1) and the Plan contains the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersedes all prior communications, representations and negotiations, written or oral, in respect thereto. Neither the Company nor the Committee nor the Grantee have made any promises, agreements, conditions or understandings, either orally or in writing, concerning the Restricted Stock grant that are not included in this Agreement (including Schedule 1) or the Plan.
SECTION 22. Miscellaneous. This Agreement is being furnished to the Grantee electronically and shall not be enforceable by the Grantee unless and until it has been electronically accepted by the Grantee via electronic acceptance procedures established by the Company, as communicated to the Grantee in the Notice of Grant (or otherwise in writing), and such acceptance has been logged and validated by the Company. Once electronically accepted by the Grantee, the effective date of this Agreement, for reference purposes, shall be the grant date. The grant covered by this Agreement shall be void and of no force or effect if this Agreement is not accepted timely by the Grantee.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

   REVLON, INC.
                                                                                  By:
                                                                                  Name:
                                                                                  Title:
GRANTEE
By clicking "I Agree" or "Accepted" or words to that effect on the online award acceptance tool made available to the Grantee by the Company or its Stock Plan Administrator, as advised in the Notice of Grant, Grantee is acknowledging that he/she has read this Agreement and all of the documents referred to herein and is agreeing to abide by all of their terms.

SCHEDULE 1 TO RESTRICTED STOCK AGREEMENT

Grantee Name & Address:

Fabian T. Garcia
_____________
_____________

Grant Date:

April ___, 2017 (the "Grant Date")

Number of Shares of Restricted Stock Granted:

That number of restricted shares of Revlon, Inc. Class A common stock with a fair market value equal to $10 million divided by the NYSE closing price of Revlon, Inc. Class A common stock on the effective date of Grantee's Employment Agreement dated -----, 2016 between the Grantee and Revlon Consumer Products Corporation (the "Employment Agreement").

Vesting Schedule:

One-fifth of the shares of Restricted Stock shall vest on the Grant Date and thereafter the Restricted Stock shall vest as to one-fifth of the shares on each anniversary following the Grant Date, until fully vested.
Notwithstanding the foregoing, the restrictions relating to the Restricted Stock Award which is the subject of this Agreement shall immediately lapse and such shares shall be deemed fully vested upon a termination of Grantee's employment with the Company by the Company without Cause, by the Executive for Good Reason or COC Good Reason or as a result of his death or Disability (as such terms are defined in Grantee's Employment Agreement and as they are interpreted in accordance with the Employment Agreement, it being understood that, notwithstanding Section 6 of this Agreement, this provision overrides any contrary provision in the Plan relating to means of interpretation), subject to all of the terms and conditions of the Employment Agreement (which are incorporated by reference herein).
Acknowledgement:
This Restricted Stock Award is part of the consideration for the covenants contained in Sections 5, 6 and 7 of the Grantee's Employment Agreement and is subject to the terms thereof, including without limitation, Section 5.5.3 thereof. By entering into the Restricted Stock Agreement and as a condition for receiving the grant of the award pursuant to Section 1 hereof, the Grantee hereby ratifies his obligations under Sections 5, 6 and 7 of the Employment Agreement.
Grantee Acceptance:

________________________
Name:
Title:
300690